POWER OF ATTORNEY

The undersigned, HOSEA II, LLC, constitutes and appoints
Roetzel & Andress, the undersigned's true and lawful attorney-in-fact to:

      (1)	execute for and on behalf of the undersigned, in
the undersigned's capacity as an affiliate of Technology Research Corporation (the "Company"), a Form ID, Uniform Application for Access Codes to File on Edgar, Forms 3, 4 and 5 (including amendments thereto), and Schedules 13D and 13G (including amendments thereto) in accordance with the Securities Exchange Act of 1934 and the rules and regulations thereunder and;

      (2)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to complete and execute any such documents, forms and schedules and timely file such forms and schedules (including amendments) and application with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

      (3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13D and Section 16 of the Securities Exchange Act of 1934. The undersigned agrees that such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.

The undersigned also agrees to indemnify and hold harmless the Company and such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in fact for purposes of executing, acknowledging, delivering or filing Form ID or Forms 3, 4 or 5 (including amendments) or Schedules 13D or G (including amendments) and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof ("Prior Powers of Attorney"), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 or Schedules 13D or G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier
(a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact; or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 16th day of April, 2010.

Sealed and delivered in the presence of:

HOSEA II, LLC
By:  /s/ Roger M. Boatman
Printed Name:  Roger Boatman
Title/Position:  Manager
Address:  1855 Shepard Drive
Titusville, Florida 33602
Phone:  (321) 268-0205

THE STATE OF FLORIDA

COUNTY OF BREVARD

On this 16 day of April, 2010, before me, the undersigned officer, personally appeared Roger M. Boatman to me personally known and known to me to be the Manager of the above named corporation and acknowledged that he/she, as the Manager, is authorized to sign the foregoing instrument and acknowledged the execution of the foregoing instrument for the uses and purposes set forth therein.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Heather L. Warriner
NOTARY PUBLIC
My Commission Expires:  Feb 6, 2011